Exhibit (a)(1)(J)

REGISTER.COM, INC.

AMENDED AND RESTATED OFFER TO PURCHASE FOR CASH

An Aggregate of $120 Million of Its Securities Comprised of
An Aggregate of $113,730,705 of
Shares of Its Common Stock
(Including the Associated Preferred Stock Purchase Rights) and
An Aggregate of $6,269,295 of
Warrants to Purchase Shares of Its Common Stock

At a Purchase Price of $6.35 Per Share and
$6.35 Per Warrant (Less the Exercise Price Per Warrant)

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON TUESDAY, SEPTEMBER 2, 2003, UNLESS THE OFFER IS EXTENDED.

August 13, 2003

To Our Clients:

Enclosed for your consideration are the Amended and Restated Offer to Purchase, dated August 13, 2003, and the related Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the Offer), in connection with the Offer by Register.com, Inc., a Delaware corporation, to spend an aggregate of up to $120 million in cash to purchase up to $113,730,705 worth of shares of its common stock, $0.0001 par value per share, including the associated preferred stock purchase rights issued under the Rights Agreement, dated as of October 28, 2002, between Register.com and American Stock Transfer & Trust Company, as Rights Agent, and up to $6,269,295 worth of warrants to purchase shares of common stock upon the terms and subject to the conditions of the Offer, as set forth in its Amended and Restated Offer to Purchase, dated August 13, 2003, and in the related Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the Offer). Unless the context otherwise requires, all references to shares and/or warrants shall include the associated preferred stock purchase rights. Unless the associated preferred stock purchase rights are redeemed prior to the expiration date of the Offer, a tender of shares and/or warrants will also constitute a tender of the associated preferred stock purchase rights.

Register.com will pay $6.35 per share or, for warrants, the difference between $6.35 and the applicable warrant exercise price per warrant, in each case, net to the seller in cash, without interest, for shares and/or warrants properly tendered and not properly withdrawn in the Offer, on the terms and subject to the conditions of the Offer, including the proration provisions. Because of the proration provisions described in the Amended and Restated Offer to Purchase, all of the shares and/or warrants tendered may not be purchased if more than the amount of shares and/or warrants Register.com seeks to purchase in the Offer are properly tendered. Shares and/or warrants not purchased in the Offer will be returned promptly after the expiration of the Offer.

Upon the terms and subject to the conditions of the Offer, if more than an aggregate of $120 million in shares and/or warrants, or such greater number of shares and/or warrants as Register.com may elect to purchase, subject to applicable law, have been properly tendered and are not properly withdrawn before the expiration date, Register.com will purchase such properly tendered shares and/or warrants on a pro rata basis with appropriate adjustments to avoid purchases of fractional shares and/or warrants. If proration of tendered shares is required, Register.com will determine the proration factor promptly after the expiration date. In the event that the Offer is oversubscribed, shares and warrants will be accepted on a pro rata basis but subject to separate proration pools for the shares, on the one hand, and the warrants on the other, as described in the Amended and Restated Offer to Purchase. The proration factor for each stockholder tendering shares will be based on the ratio that the number of shares properly tendered and not properly withdrawn by such stockholder bears to the total number of shares properly tendered and not properly withdrawn by all stockholders. The proration factor for each warrant holder tendering warrants will be based on the ratio that the number of warrants properly tndered and not properly withdrawn by such warrant holder bears to the total number of warrants properly tendered and not properly withdrawn by all warrant holders. For the purpose of calculating the proration factor for warrants, the warrants tendered by each warrant holder and the total warrants tendered by all warrant holders will be counted as if the warrants were exercised on a cashless basis. The preliminary results of any proration will be announced by press release promptly after the expiration date. You may obtain preliminary proration information from the Information Agent and may be able to obtain such information from your broker.

We are the owner of record of shares and/or warrants held for your account. As such, we are the only ones who can tender your shares and/or warrants, and then only pursuant to your instructions. Because the terms and conditions of the Letter of Transmittal will govern the tender of the shares we hold for your account, you should read the Letter of Transmittal carefully. HOWEVER, WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES AND/OR WARRANTS THAT WE HOLD FOR YOUR ACCOUNT. You must use the attached "Instruction Form" to properly tender shares and/or warrants that we hold for your account. You should also read the Amended and Restated Offer to Purchase carefully before making any decision regarding the Offer. SHARES OR WARRANTS VALIDLY TENDERED WITH A LETTER OF TRANSMITTAL IN THE FORM DISTRIBUTED WITH THE ORIGINAL OFFER TO PURCHASE ON AUGUST 5, 2003 WILL BE ACCEPTABLE NOTWITHSTANDING CHANGES MADE TO THE FORM OF LETTER OF TRANSMITTAL.

Please instruct us as to whether you wish us to tender any or all of the shares and/or warrants we hold for your account, on the terms and subject to the conditions of the Offer. If you do not wish to tender any shares and/or warrants we hold for your account, you do not need to take any action.

We call your attention to the following:

1. The Offer, proration period and withdrawal rights will expire at 12:00 midnight, Eastern Time, on Tuesday, September 2, 2003 or before such later time and date as Register.com may establish as the expiration date of the Offer.

2. You may tender some or all of your shares and/or warrants at a purchase price of $6.35 per share or the difference between $6.35 and the applicable warrant exercise price, in each case, net to you in cash, without interest. If you wish to tender some, but not all, of your shares and/or warrants, you should consult with your broker and tax advisor on the possibility of designating which shares and/or warrants you wish to tender.

3. The Offer is for an aggregate of up to $120 million of its securities comprised of up to $113,730,705 worth of shares and up to $6,269,295 worth of warrants to purchase shares.

4. The Offer is not conditioned upon any minimum number of shares and/or warrants being tendered. The Offer is, however, subject to other conditions set forth in Section 6 of the Amended and Restated Offer to Purchase.

5. You should consult with your broker and tax advisor on the possibility of designating the priority in which your shares and/or warrants will be purchased in the event of proration.

6. As more fully described in the Amended and Restated Offer to Purchase, tenders will be deemed irrevocable unless timely withdrawn. If you instruct us to tender the shares and/or warrants we hold for your account, and you subsequently decide to change your instructions or withdraw your tender of shares and/or warrants, you may do so by submitting a new Instruction Form. However, the new Instruction Form will be effective only if it is received by us in ample time to permit us to submit a new tender on your behalf before the expiration date of the Offer. The Offer is scheduled to expire at 12:00 midnight, Eastern Time, on Tuesday, September 2, 2003. Upon receipt of a timely submitted new Instruction Form, your previous Instruction Form will be deemed canceled. If your new Instruction Form directs us to

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withdraw your tender of shares and/or warrants, you may later re-tender those shares and/or warrants by timely submitting a new Instruction Form. Forwarded instructions using the Instruction Form distributed with the original Offer to Purchase on August 5, 2003 will be acceptable.

7. Register.com's Board of Directors has approved the Offer. However, neither Register.com nor its Board of Directors makes any recommendation to you as to whether you should or should not tender your shares and/or warrants. You must make your own decision as to whether to tender your shares and/or warrants and, if so, how many shares and/or warrants to tender. A substantial majority of Register.com's directors and executive officers have advised Register.com that they intend to tender some or all of their shares and/or warrants in the Offer. See the Amended and Restated Offer to Purchase for details.

This letter has been prepared by Register.com and is being sent to you by us at Register.com's request. Unless you direct us on the attached Instruction Form to tender the shares and/or warrants we hold for your account, no shares and/or warrants will be tendered.

IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR SHARES AND/OR WARRANTS, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING, DETACHING AND RETURNING TO US THE ATTACHED INSTRUCTION FORM. IF YOU AUTHORIZE US TO TENDER YOUR SHARES AND/OR WARRANTS, WE WILL TENDER ALL SUCH SHARES AND/OR WARRANTS UNLESS YOU SPECIFY OTHERWISE ON THE ATTACHED INSTRUCTION FORM.

YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON TUESDAY, SEPTEMBER 2, 2003, OR BEFORE SUCH LATER TIME AND DATE AS REGISTER.COM MAY ESTABLISH AS THE EXPIRATION DATE OF THE OFFER. FORWARDED INSTRUCTIONS USING THE INSTRUCTION FORM DISTRIBUTED WITH THE ORIGINAL OFFER TO PURCHASE ON AUGUST 5, 2003 WILL BE ACCEPTABLE.

The Offer is being made solely by the Amended and Restated Offer to Purchase and the related Letter of Transmittal, and any amendments or supplements thereto, and is being made to all record holders of shares and/or warrants. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares and/or warrants residing in any jurisdiction in which the making or acceptance of offers to sell shares and/or warrants would not be in compliance with the laws of that jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Register.com by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

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INSTRUCTION FORM WITH RESPECT TO
REGISTER.COM, INC.

AMENDED AND RESTATED OFFER TO PURCHASE FOR CASH

An Aggregate of $120 Million of Its Securities Comprised of
An Aggregate of $113,730,705 of
Shares of Its Common Stock
(Including the Associated Preferred Stock Purchase Rights) and
An Aggregate of $6,269,295 of
Warrants to Purchase Shares of Its Common Stock

At a Purchase Price of $6.35 Per Share and
$6.35 Per Warrant (Less the Applicable Warrant Exercise)

The undersigned acknowledges receipt of your letter and the enclosed Amended and Restated Offer to Purchase, dated August 13, 2003, and the related Letter of Transmittal (which Amended and Restated Offer to Purchase and Letter of Transmittal together, as they may be amended and supplemented from time to time, constitute the Offer), in connection with the Offer by Register.com, Inc., a Delaware corporation, to spend an aggregate of up to $120 million in cash to purchase up to $113,730,705 worth of shares of its common stock, $0.0001 par value per share, including the associated preferred stock purchase rights issued under the Rights Agreement, dated as of October 28, 2002, between Register.com and American Stock Transfer & Trust Company, as Rights Agent, and up to $6,269,295 worth of warrants to purchase shares of common stock upon the terms and subject to the conditions of the Offer. Unless the context otherwise requires, all references to shares and/or warrants shall include the associated preferred stock purchase rights. Unless the associated preferred stock purchase rights are redeemed prior to the expiration date of the offer, a tender of shares will also constitute a tender of the associated preferred stock purchase rights.

The undersigned understands that Register.com will pay $6.35 per share or, for warrants, the difference between $6.35 and the applicable warrant exercise price per warrant, in each case, net to the seller in cash, without interest, for shares and/or warrants properly tendered and not properly withdrawn in the Offer, on the terms and subject to the conditions of the Offer, including the proration provisions described in the Amended and Restated Offer to Purchase. The undersigned understands that, because of the proration provisions described in the Amended and Restated Offer to Purchase, all of the shares and/or warrants tendered may not be purchased if more than the amount of shares and/or warrants Register.com seeks to purchase in the offer are properly tendered. The undersigned understands that shares and/or warrants not purchased in the offer because of proration will be returned promptly after the expiration of the Offer.

The undersigned hereby instructs you to tender to Register.com the number of shares and/or warrants indicated below or, if no number is indicated, all shares and/or warrants you hold for the account of the undersigned, at a price of $6.35 per share or the difference between $6.35 and the applicable warrant exercise price, respectively, under the terms and subject to the conditions of the Offer.

Aggregate number of shares and/or warrants to be tendered by you for the account of the undersigned:

shares*	warrants*

Indicate below the order (by certificate number) in which shares and/or warrants are to be purchased in the event of proration. If you do not designate an order, in the event of proration, shares and/or warrants will be selected for purchase by the Depositary.

1st:   2nd:   3rd:   4th:

*	Unless otherwise indicated above, if you complete and return this form, all of the shares and/or warrants we hold for your account, including the associated preferred stock purchase rights, will be tendered.

SIGN HERE:

(Authorized Signature(s))

Dated:   , 2003

Name(s):

(Please Print)

Capacity (full title):

(If Applicable)

Address:

(Including Zip Code)

(Taxpayer Identification or Social Security Number)

(Area Code) Telephone Number:

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER AND/OR WARRANT HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

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